Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(162,881)
Unrealized Gain (Loss) on Market Value of Futures	(267,821)
Dividend Income	492
Interest Income	1,950
Total Income (Loss)	$(428,260)

Expenses
General Partner Management Fees	$3,293
Brokerage Commissions	603
Non-interested Directors' Fees and Expenses	39
Prepaid Insurance Expense	13
NYMEX License Fee	82
SEC & FINRA Registration Expense	620
Total Expenses	4,650
Expense Waiver	(535)
Net Expenses	$4,115
Net Income (Loss)	$432,375

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/17	$6,738,363
Net Income (Loss)	(432,375)

Net Asset Value End of Month	$6,305,988
Net Asset Value Per Share (400,000 Shares)	$15.76

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612